Exhbiti 99.1


                        Contacts:   Bill Chardavoyne
                                    Chief Financial Officer
                                    (310) 255-2229
                                    bchardavoyne@activision.com

                                    Kristin Mulvihill Southey
                                    Vice President, Investor Relations
                                    (310) 255-2635
                                    ksouthey@activision.com

                                    Maryanne Lataif
                                    Vice President, Corporate Communications
                                    (310) 255-2704
                                    mlataif@activision.com

FOR IMMEDIATE RELEASE

             ACTIVISION REPORTS RECORD FISCAL 2003 YEAR END RESULTS

       - Net Revenue and Earnings Per Share Highest In Company's History-

                   - Net Income Increases 27% Year Over Year-

     SANTA MONICA, CA - May 8, 2003 - Activision, Inc. (Nasdaq: ATVI) today announced financial results for the fourth quarter and fiscal year ended March 31, 2003.

     Net revenues for the fiscal year ended March 31, 2003 were $864.1 million or 10% higher, as compared to $786.4 million for the fiscal year ended March 31, 2002. Net income for the fiscal year was $66.2 million, or a record $0.96 per diluted share, compared with net income of $52.2 million, or $0.88 per diluted share reported for the last fiscal year.

     Net revenues for the fourth quarter ended March 31, 2003 were $125.0 million as compared to $164.9 million that the company reported for the fourth quarter of the last fiscal year. For this fiscal year's fourth quarter, the company reported a net loss of $8.0 million or a loss per share of $0.13, as compared to net income of $10.9 million or $0.17 per diluted share, for last fiscal year's fourth quarter.

     Activision increased its outlook for the first quarter of fiscal 2004 to $140 million in revenues and a loss per share of $0.01. The company also provided an outlook for the second quarter of $130 million in revenue and earnings per diluted share of $0.05. The company's full year outlook remains unchanged at $750 million in revenue and $0.70 earnings per diluted share.


                                     (more)

     Robert Kotick, Chairman and CEO of Activision, Inc. commented, "Fiscal 2003 was another record year for Activision. Not only did we deliver the highest net revenues and earnings in the company's history, we also significantly strengthened our business, balance sheet and overall financial position. We grew net income by 27%, and finished the year with more than $400 million of cash and short-term investments, lower inventories and all time low DSOs. We have one of the strongest balance sheets in the industry which gives us a clear competitive advantage as we enter the new fiscal year."

     "We will enter fiscal 2004 with the largest installed base of video gaming platforms in the industry's history. We have a balanced portfolio of both licensed and original properties including id Software's Doom? III and Return to Castle Wolfenstein?, a new game based on Tony Hawk, Soldier of Fortune 2: Double Helix? and Tenchu: Wrath of Heaven?, X2 Wolverine's Revenge?, Disney's Extreme Skate Adventure?, as well as True Crime: Streets of L.A.?, Call of Duty? and Pitfall Harry?. As the installed base for the new console systems continues to grow, we believe that our diversified product slate, strong brand franchises and top developer partnerships will position us well for both near- and long-term opportunities."

Business Highlights

     Activision's fiscal year end results were driven by solid performance of its titles across all platforms. The company continued its market leadership position in both the action sports and super heroes genres with Spider-Man? and Tony Hawk's Pro Skater? both ending the calendar year as top five franchises in North America for the console and hand-held platforms. Additionally, Soldier of Fortune 2: Double Helix, Street Hoops?, Medieval Total War? and Tenchu: Wrath of Heaven performed well worldwide.

     During the fourth quarter, the company's Tenchu: Wrath of Heaven was the #1 PlayStation 2 game in the U.S. for the month of March and topped sell-through retail charts in the U.K., Germany and several regions in the Asia Pacific territory.

     Other highlights from the fiscal year are as follows:

     o Activision significantly strengthened its intellectual property portfolio through five multi-year partnership agreements:

          o The company entered into a strategic multi-year, multi-property publishing agreement that grants Activision the exclusive interactive rights to publish games based on DreamWorks' three upcoming computer-animated feature films: "Sharkslayer," "Madagascar," and "Over the Hedge."

                                     (more)

          o The company was named master videogame licensee for Lemony Snicket's A Series of Unfortunate Events, the best-selling children's book series that is in development for a feature film by Paramount Pictures and Nickelodeon Movies.

          o The company entered into an exclusive agreement with legendary U.K.-based game designer Peter Molyneux. Under the terms of the agreement, the company has secured the exclusive worldwide rights to Molyneux's new project tentatively titled The Movies for the PC and all video game console platforms.

          o The company entered into an exclusive agreement with Valve L.L.C. that grants Activision exclusive worldwide publishing rights to upcoming games created by the premiere PC game developer.

          o The company expanded its long-term, broad-based strategic alliance with Marvel Enterprises and signed by signing a multi-year extension for their current video game licensing agreements. The expanded agreements with Marvel grant Activision the exclusive rights to develop and publish video game products based on Marvel's comic book franchises Spider-Man?, X-MEN?, Fantastic Four? and Iron Man? through 2009.

     o Activision acquired two development studios - Luxoflux and Z-Axis - each of which has developed a title that has shipped more than one million units. Additionally, the company purchased an equity interest in Infinity Ward, a newly formed studio comprised of 22 of the members who developed the hit title Medal of Honor for the PC.

     Under Activision's authorized share buyback program, during the fiscal year 2003, the company purchased 7.2 million shares of common stock at an average cost of $14.08 per share. During the fourth quarter ended March 31, 2003, the company purchased 5.4 million shares at an average cost of $14.40 per share. Additionally, under the authorized share buyback program the company entered into a series of structured stock repurchase transactions, in the aggregate amount of approximately $110 million, of which $85 million was entered into during the fourth quarter.

     On May 5, 2003, the company announced that its Board of Directors has approved a three-for-two split of its outstanding common shares. The split is payable on June 6, 2003, to shareholders of record as of May 16, 2003. The stock split will be accomplished through a 50% stock dividend, providing shareholders with one additional share of common stock for every two shares they hold.

                                     (more)

     Looking ahead to the first quarter of fiscal year 2004, our slate is being driven by X2 Wolverine's Revenge, which shipped simultaneously on five platforms in advance of Twentieth Century Fox's movie release, id Software's Return to Castle Wolfenstein and Wakeboarding Unleashed? featuring Shaun Murray for the Xbox and PlayStation 2 computer entertainment system, Soldier of Fortune II:
Double Helix? for the Xbox, Lost Kingdoms? a real-time action RPG for the Nintendo GameCube and Day of Defeat?, Medieval Total War: Viking Invasion? and Star Trek?: Elite Force 2? for the PC .

     Today at 4:30 p.m. EDT, Activision's management will host a conference call and Webcast to discuss its fiscal 2003 year-end results and outlook. The company welcomes all members of the financial and media communities to visit the "Investor Relations" area of www.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into (952) 556-2802.

     Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $864 million for the fiscal year ended March 31, 2003.

     Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Japan, Australia, Scandinavia and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at http://www.activision.com.

Note: The statements made in this press release that are not historical facts are forward looking statements. Although the company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, a number of important factors could cause our actual future results to differ materially from those expressed in any such forward-looking statements.

Such factors include, without limitation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities.

These important factors and other factors that potentially could affect the company's financial results are described in our filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10 K and Quarterly Reports on Form 10-Q.


                               (Tables to Follow)

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

                           Quarter ended March 31,   Year ended March 31,
                              2003       2002          2003         2002
                          ----------  ------------  -----------  -----------

Net revenues              $  125,001  $    164,912  $  864,116   $   786,434
Costs and expenses:
 Cost of sales
    - product costs           71,973       87,886      440,977       435,725
 Cost of sales
    - software royalties
     and amortization         12,647       11,192       79,194        58,892
 Cost of sales
    - intellectual
     property licenses        11,449        6,569       45,002        40,114
 Product development          18,203       11,900       56,971        40,960
 Sales and marketing          16,002       19,096      100,646        86,161
 General and administrative    9,171       11,407       46,479        44,008
                          ----------  ------------  -----------  -----------
  Total operating expenses   139,445      148,050      769,269       705,860

Operating income (loss)      (14,444)     16,862        94,847        80,574
Investment income, net         2,006         622         8,560         2,546

Income (loss) before
 provision (benefit)
 for income taxes            (12,438)     17,484       103,407        83,120
Provision (benefit)
 for income taxes             (4,481)      6,600        37,227        30,882
                          ----------  ------------  -----------  -----------
Net income (loss)         $   (7,957) $   10,884    $   66,180   $    52,238
                          ==========  ==========    ==========   ===========

Basic earnings
 (loss) per share         $    (0.13) $    0.20     $     1.03   $      1.03
Weighted average
 common shares outstanding    62,939     54,921         64,159        50,651

Diluted earnings
 (loss) per share         $   (0.13)  $    0.17     $     0.96   $      0.88
Weighted average
 common shares
 outstanding assuming
 dilution                    62,939      62,599         69,103        59,455

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
                                           March 31,      March 31,
                                             2003           2002
                                        -------------   -------------
ASSETS
 Current assets:
   Cash, cash equivalents and
     short-term investments             $     406,954   $     279,007
   Accounts receivable, net                    15,822          76,733
   Inventories                                 19,577          20,736
   Software development                        26,791          36,263
   Intellectual property licenses               8,906           6,326
   Deferred income taxes                       38,290          22,608
   Other current assets                        10,565          15,200
                                        -------------   -------------
     Total current assets                     526,905         456,873
                                        =============   =============

   Software development                        35,281           3,254
   Intellectual property licenses              36,943          10,899
   Property and equipment, net                 22,265          17,832
   Deferred income taxes                       10,322          28,795
   Other assets                                 5,081           3,242
   Goodwill                                    68,019          35,992
                                        -------------   -------------
     Total assets                       $     704,816   $     556,887

LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Current portion of long-term debt    $         147   $         168
   Accounts payable                            45,602          64,410
   Accrued expenses                            58,656          59,096
                                        -------------   -------------
     Total current liabilities                104,405         123,674

 Long-term debt, less current portion           2,671           3,122
                                        -------------   -------------
     Total liabilities                        107,076         126,796

 Shareholders' equity:
   Common stock                                    -                -
   Additional paid-in capital                 592,295         397,528
   Retained earnings                          130,564          64,384
   Treasury stock                            (121,685)         (20,323)
   Accumulated other
    comprehensive loss                         (3,434)         (11,498)
                                        -------------   -------------
     Total shareholders' equity               597,740         430,091

     Total liabilities and
       shareholders' equity             $    704,816    $     556,887
                                        ============    =============

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Year Ended March 31, 2003 and 2002
(Amounts in thousands)

                                                                                                                 Percent
                                                                                                                Increase
                                             Quarter Ended                                                      (Decrease)
                                            March 31, 2003                          March 31, 2002
                                          Amount        % of Total                  Amount  % of Total
Geographic Revenue Mix
         United States                 $      52,217         42%                $    72,464     44%             -28%
         International                        72,784         58%                     92,448     56%             -21%
                                        ------------        ----                -----------   -----            -----
         Total net revenues            $     125,001        100%                $   164,912    100%             -24%


Activity/Platform Mix
Publishing:
         Console                        $     56,197         71%                $   57,805      53%              -3%
         Hand-held                             4,905          6%                    17,699      17%             -72%
         PC                                   17,901         23%                    32,809      30%             -45%
                                        ------------        ----                -----------   -----            -----
         Total publishing               $     79,003         63%                $  108,313      66%             -27%

Distribution:
         Console                        $     36,264         79%                $  46,149       82%             -21%
         Hand-held                             2,305          5%                    3,787        6%             -39%
         PC                                    7,429         16%                    6,663       12%              11%

                                        ------------        ----                -----------   -----            -----
         Total distribution             $     45,998         37%                $  56,599        34%            -19%
                                        ------------        ----                -----------   -----            -----
         Total net revenues             $    125,001        100%                $ 164,912       100%            -24%



                                                                                                                 Percent
                                                                                                                Increase
                                              Year Ended                                                        (Decrease)
                                            March 31, 2003                          March 31, 2002
                                          Amount        % of Total                  Amount  % of Total
Geographic Revenue Mix
         United States                  $   432,261           50%                $ 404,905       51%              7%
         International                      431,855           50%                  381,529       49%             13%
         Total net revenues             $   864,116          100%                $ 786,434      100%             10%


Activity/Platform Mix
Publishing:
         Console                        $   466,116           76%               $  312,986      57%              49%
         Hand-held                           49,966            8%                  119,177      22%             -58%
         PC                                  99,893           16%                  117,345      21%             -15%
         Total publishing               $   615,975           71%               $  549,508      70%              12%

Distribution:
         Console                        $   208,505           84%               $  167,709      71%              24%
         Hand-held                           14,103            6%                  39,865       17%             -65%
         PC                                  25,533           10%                  29,352       12%             -13%
         Total distribution             $   248,141           29%               $ 236,926       30%               5%
         Total net revenues             $   864,116          100%              $  786,434       100%     10%

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Year Ended March 31, 2003 and 2002




                                            Quarter Ended      Quarter Ended    Year Ended              Year Ended
                                            March 31, 2003     March 31, 2002   March 31, 2003     March 31, 2002
Publishing Net Revenues

         PC                                      23%                30%            16%                21%
-----------------------------------         -------------      ------------     ----------         ----------
         Console                               71%                  53%             76%               57%
-----------------------------------         -------------      ------------     ----------         ----------
                  PlayStation  2               45%                  14%             42%               20%
                  PlayStation                  11%                  14%              9%               21%
                  Microsoft Xbox               10%                  21%             12%                6%
                  Nintendo GameCube            5%                    1%             12%                3%
                  Nintendo 64                  0%                    2%              1%                6%
                  Sega Dreamcast               0%                    1%              0%                1%

         Hand-held                             6%                   17%              8%               22%
-----------------------------------         -------------      ------------     ----------         ----------
                  Game Boy Advance             6%                   14%              7%               15%
                  Game Boy Color               0%                    3%              1%                7%
-----------------------------------         -------------      ------------     ----------         ----------
         Total publishing net revenues       100%                  100%            100%              100%
======================================      =============      ============     ==========         ==========